UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 19, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Marbob Acquisition Agreement
On July 19, 2010, Concho Resources Inc. (the “Company”) entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with Marbob Energy Corporation, a New Mexico corporation (“Marbob”), Pitch Energy Corporation, a New Mexico corporation (“Pitch”), Costaplenty Energy Corporation, a New Mexico corporation (“Costaplenty”) and John R. Gray, LLC, a New Mexico limited liability company (“JRG LLC” and, collectively with Marbob, Pitch and Costaplenty, the “Sellers”) to acquire (the “Acquisition”) substantially all of the Sellers’ oil and gas leases, interests, properties and related assets for aggregate consideration of approximately $1.65 billion, subject to purchase price adjustments. The consideration consists of (i) cash consideration in the aggregate amount of $1.45 billion, (ii) the issuance to Pitch of an unsecured promissory note (the “Note”) in the aggregate principal amount of $150 million and (iii) the issuance to Pitch of 1,103,752 shares of the Company’s common stock for a negotiated price of $45.30 per share.
The issuance of the Note and the shares of common stock to Pitch is being made in reliance on an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
The Company intends to finance the Acquisition with proceeds raised from a $300 million private placement of the Company’s common stock, as further described below, together with funds expected to be available under its amended and restated senior credit facility following an amendment to be arranged by J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A. and Banc of America Securities LLC, each of which has delivered lending commitments (the “Commitments”) to the Company. The Company expects the Acquisition to close on or before November 30, 2010, subject to due diligence to be performed by the Company and the satisfaction of the other closing conditions of the parties, as further described below.
Before the closing, the Company intends to conduct customary due diligence of the Sellers’ assets to assess material title deficiencies and environmental matters. If, prior to the closing, the parties ultimately determine that the aggregate dollar value of any title deficiencies and environmental liabilities exceeds $51.5 million, then, pursuant to the Asset Purchase Agreement, the Company may terminate the Asset Purchase Agreement upon payment of a termination fee of $20 million.
Each party’s obligation to consummate the Acquisition is conditioned upon, among other things, (i) confirmation of the counterparties’ representations and warranties as of the closing, (ii) the counterparties’ performance, in all material respects, of all covenants, (iii) the receipt of all required approvals and (iv) the absence of legal matters prohibiting the Acquisition. Additionally, the Company’s obligation to consummate the Acquisition is further conditioned on the absence of a material adverse effect on the Sellers’ oil and gas business. The Company has agreed to pay a termination fee of $20 million if the Asset Purchase Agreement is terminated in certain circumstances (including by the Company for title deficiencies and environmental defects in excess of $51.5 million, as described above).
A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Asset Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement. The Asset Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Sellers or the Company. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Sellers and the Company to each other in connection with the signing of the Asset Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between the Sellers and the Company rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual statements of fact about the Sellers or the Company.

Common Stock Purchase Agreement
On July 19, 2010, the Company also entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain unaffiliated third-party investors (the “Purchasers”) to sell 6,622,517 shares of the Company’s common stock in a private placement (the “Private Placement”) for aggregate cash consideration of approximately $300 million, for a negotiated price of $45.30 per share. The Company anticipates that the Private Placement will close simultaneously with the Acquisition.
The closing of the Private Placement is subject to customary closing conditions, as well as certain other conditions, including (i) the closing of the Acquisition and (ii) the execution by the Company and the Purchasers of a registration rights agreement that would require the Company to file a shelf registration statement registering the resale of the Purchasers’ shares within 90 days after the closing of the Private Placement.
The Private Placement is being made in reliance on an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
A copy of the Stock Purchase Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Stock Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement. The Stock Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Purchasers or the Company. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the Purchasers or the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As partial consideration for the Acquisition, the Company has agreed to issue the Note to Pitch in the aggregate principal amount of $150 million. The note will (i) bear interest at the rate of 8% per year, payable semi-annually in arrears, (ii) be payable as to principal in a lump sum on the eighth anniversary of the closing of the Acquisition and (iii) provide for the Company’s option to prepay the note, together with accrued interest thereon, from time to time, in whole or in part, without penalty or premium.
In addition, the information concerning the Commitments set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information concerning the issuance of shares of common stock to Pitch and the Private Placement set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement, dated July 19, 2010, by and among Concho Resources Inc., Marbob Energy Corporation, Pitch Energy Corporation, Costaplenty Energy Corporation and John R. Gray, LLC.
10.1	Common Stock Purchase Agreement, dated July 19, 2010, by and among Concho Resources Inc. and the purchasers named therein.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: July 20, 2010	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement, dated July 19, 2010, by and among Concho Resources Inc., Marbob Energy Corporation, Pitch Energy Corporation, Costaplenty Energy Corporation and John R. Gray, LLC.
10.1	Common Stock Purchase Agreement, dated July 19, 2010, by and among Concho Resources Inc. and the purchasers named therein.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.